                                                                    EXHIBIT 10.2

                            GREENWAY CONSULTING, LLC
                                  CONFIDENTIAL

         AMENDED AND RESTATED DEVELOPMENT SERVICES/CONSULTING AGREEMENT

        This Amended and Restated Development Services/Consulting Agreement (this "Agreement") is entered into the 11 day of July, 2002, by and between Illinois River Energy, LLC, a Delaware limited liability company of Morris, Illinois (hereinafter "Illinois River Energy"), and GreenWay Consulting, LLC, a Minnesota limited liability company of Morris, Minnesota (hereinafter "GreenWay").

                                    RECITALS

        WHEREAS, GreenWay maintains expertise in the development, construction and management of ethanol production facilities;

        WHEREAS, Illinois River Energy and GreenWay entered into a Development Services Agreement, dated as of __________, 2002 (the "Original Agreement"), pursuant to which GreenWay agreed to provide to Illinois River Energy certain project and consulting services in connection with the facility design, construction and initial plant operation of an ethanol production facility to be constructed during the term of this Agreement; and

        WHEREAS, Illinois River Energy and GreenWay desire to amend and restate hereby the Original Agreement.

        NOW THEREFORE, in consideration of the mutual covenants and stipulations hereinafter set forth, the parties agree as follows:

SECTION 1 - SCOPE OF SERVICES PROVIDED. The scope of the project and consulting services (the "Services") to be provided by GreenWay are set forth below and are divided into three phases: Phase I (Project Development), Phase II (Construction) and Phase III (Initial Plant Operations).

        1.     PHASE I - PROJECT DEVELOPMENT

        a.     PROJECT COORDINATION AND DEVELOPMENT:

               (i) Assist and advise Illinois River Energy in recruiting and hiring a project coordinator;
               (ii) Assist and advise Illinois River Energy in engaging other firms to provide legal, accounting, risk management, and marketing expertise;
               (iii) Assist and advise Illinois River Energy in the site evaluation and selection process;
               (iv) Assist and advise Illinois River Energy in the negotiations of various contracts including insurance, utilities (gas, electrical, water, waste water), rail, raw material supply, and product off-take; and

               (v) Assist and advise Illinois River Energy in obtaining various permits.

        b.     DESIGN AND CONSTRUCTION:

               (i) Assist and advise Illinois River Energy in selecting a design and engineering firm and in negotiating a contract regarding price, schedule, and performance;
               (ii) Assist and advise Illinois River Energy in reviewing and approving preliminary and final process and detailed design;
               (iii) Assist and advise Illinois River Energy in selecting a construction company and in negotiating a contract regarding price, schedule, and performance.

        2.     PHASE II - CONSTRUCTION

        a. Assist and advise Illinois River Energy in recruiting and hiring Illinois River Energy's owners' representative/construction supervisor;
        b. Attend monthly site progress meetings between Illinois River Energy, the design engineer and contractor;
        c. Assist and advise Illinois River Energy in recruiting and hiring all plant employees;
        d.     Assist and advise in providing initial employee training; and
        e. Assist and advise in providing plant start-up assistance and coordinating the activities of the design engineer and contractor through and including the monitoring of the performance tests to assist in determining the performance criteria have been met.

        3.     PHASE III - INITIAL PLANT OPERATIONS

        a. Assist and advise in providing on-site support staff for a period of up to three (3) months after successful start-up and commissioning;
        b. Assist and advise in providing technical support on an as-needed basis for a period of an additional six (6) months;
        c. Assist and advise in providing ongoing employee training during the term of this Agreement;
        d.     Continuously advise Illinois River Energy on ways to increase plant production during the term of this Agreement; and
        e.     Continuously advise Illinois River Energy on ways to improve plant efficiency during the term of this Agreement.

        Subject to the limitations set forth below, it is understood that the GreenWay will not limit its assistance to the Services specifically enumerated above, but will extend its services and assistance as reasonably required to provide for the successful implementation of the project plan. It is also understood that all Services provided by the GreenWay will be provided on a best efforts basis with no warranties of performance.

        Illinois River Energy and GreenWay acknowledge and agree that GreenWay is not to provide, and is not responsible for, any services in connection with the financing of Illinois River Energy. Accordingly, notwithstanding anything to the contrary set forth in this Agreement, GreenWay hereby agrees that in no event shall it or any third party (whether a representative, consultant, advisor or otherwise) acting on its behalf engage in any conduct which constitutes the effecting of a transaction in the securities of Illinois River Energy, including, but nor limited to, any of the following conduct:

        (a) Discussing with any potential investor in Illinois River Energy the advantages or disadvantages of investments in general or of an investment in Illinois River Energy;

        (b) Providing any advice or analyses or making any recommendations to potential investors in Illinois River Energy with respect to an investment in Illinois River Energy;

        (c) Taking part in any negotiations between Illinois River Energy and a potential investor in Illinois River Energy or such potential investor's representative;

        (d) Assisting any potential investor in Illinois River Energy in making a decision whether to purchase the securities of Illinois River Energy;

        (e) Delivering any offering document of Illinois River Energy to a potential investor;

        (f) Receiving or handling any potential investor's subscription agreement or any funds used by a potential investor in Illinois River Energy in purchasing the securities of Illinois River Energy;

        (g) Maintaining any discretion with respect to Illinois River Energy's acceptance or rejection of a potential investor's subscription to purchase the securities of Illinois River Energy;

        (h) Participating in any advertisement, endorsement or general solicitation regarding an investment in the securities of Illinois River Energy;

        (i) Preparing materials relating to the sale or purchase of securities of Illinois River Energy or in the distribution of these materials to any potential investor in Illinois River Energy;

        (j) Performing any independent analysis of the sale of securities by Illinois River Energy or engaging in any due diligence activities;

        (k) Engaging in any other communication with a potential investor in Illinois River Energy regarding a possible investment in Illinois River Energy.

SECTION 2 - COMPENSATION. Compensation for the Services provided under this Agreement shall be based on the following schedule:

        1. EXPENSE RETAINER. Illinois River Energy has advanced a non-refundable retainer of $110,000 US (the "Retainer") to the attention of the undersigned of GreenWay Consulting, LLC. Expenses under Section 3 hereof will be applied against the Retainer. Illinois River Energy will be obligated to pay for expenses incurred by GreenWay under Section 3 that exceed the Retainer, however, it is understood that payment will not be made until Illinois River Energy completes Seed Capital (as defined below) funding. After the Retainer is received, GreenWay shall not receive any additional compensation, other than monthly expenses that exceed the Retainer as provided under Section 3, until Financial Close (as defined below). The unused portion of the Retainer, if any, at Financial Close will be offset against the fees due for Phase I scheduled below.

        Because (i) Illinois River Energy is undertaking a project in its development stage and will have limited resources to pay GreenWay for the Services until such time as Illinois River Energy obtains financing through third-party sources and (ii) the amount of financing that Illinois River Energy obtains through third-party sources will be attributable, in part, to GreenWay's efforts in assisting Illinois River Energy to successfully construct and operate the ethanol processing facility, Illinois River Energy shall pay GreenWay a fee for the Services in accordance with Schedule 1 set forth below.

SCHEDULE 1 - COMPENSATION FOR SERVICES

SERVICE        FEE                           SOURCE OF FUNDS          PAYMENT TERMS
-------        ---                           ---------------          -------------
PHASE I        2.25% of Total Project        PROJECT FINANCING        DUE IN FULL @ FINANCIAL
               Capitalization                (AS DEFINED BELOW)       CLOSE

PHASE II       1% of Total Project           PROJECT FINANCING        25% DOWN @ FINANCIAL
               Capitalization                                         CLOSE - 50% @ MECHANICAL
                                                                      COMPLETION (AS  DEFINED
                                                                      BELOW) - 25% @ SUCCESSFUL
                                                                      COMMISSIONING
                                                                      (AS DEFINED BELOW)

PHASE III      0.75% of Total Project        WORKING CAPITAL (AS      PRORATED OVER 9 MONTHS AFTER
               Capitalization                DEFINED BELOW)           SUCCESSFUL COMMISSIONING

        In no case will GreenWay share or split the fees delineated above with any other party currently assisting Illinois River Energy in other endeavors. However, GreenWay may, at its sole discretion, choose to engage other companies (other than as identified in Section 1) to perform the Services and may choose to share a portion of its fees for the Services under this Agreement provided by those other companies.

        The following definitions apply to this section:

        (1) FINANCIAL CLOSE: Closing of senior debt financing for the project.

        (2) MECHANICAL COMPLETION: Completion of construction such that corn can be ground for ethanol production.
        (3) SUCCESSFUL COMMISSIONING: Production of ethanol meeting design specifications on a daily basis of nameplate production, and all production meets the guarantees provided by engineers and contractors.
        (4) PROJECT FINANCING: Total debt and equity financing of the project.
        (5) TOTAL PROJECT CAPITALIZATION: The total source of funds including, but not limited to, grants, subordinated debt, senior debts, the equity portion of working capital, and revolving line of credit all as established as of Financial Close, provided, however, "Total Project Capitalization" does not include Seed Capital equity.
        (6)    WORKING CAPITAL: Operating revenues of the plant.
        (7) SEED CAPITAL: At risk money for project development exclusive of total project capitalization (5) above.

SECTION 3 - EXPENSES. Illinois River Energy will be responsible for all of GreenWay's out-of-pocket expenses, including travel, lodging, meals, communication, cost of CPA prepared and approved GAAP financial information, and reports prepared in fulfilling its duties for the Services outlined in Section
1. If expenses exceeding $5,000 per month are required, GreenWay shall seek pre-approval by Illinois River Energy, which shall not be unreasonably withheld. GreenWay shall submit monthly updated expense reports to Illinois River Energy for reimbursement.

SECTION 4 - TERM OF AGREEMENT; TERMINATION. The term of this Agreement shall begin on the date of execution set forth above and shall have an expiration date nine (9) months after Successful Commissioning (as defined above) of the plant. Illinois River Energy and GreenWay as the non-defaulting party each shall retain the right to terminate this Agreement if either party fails to perform ("defaults") under the terms of this contract and attachments, including but not limited to meeting major milestones in development by their completion dates in
Schedule 2 below. All expenses under Section 3 shall be paid through termination of this Agreement. Termination of this Agreement by Illinois River Energy prior to Financial Close but after meeting the milestones in Schedule 2 below, followed by a Financial Close will result in Illinois River Energy paying GreenWay a termination fee equal to the Phase I fee shown in Schedule 1 above. To terminate this Agreement, the non-defaulting party must notify the defaulting party in writing describing the cause of default and pay any uncontested amounts that are due through the date of the notice.

SCHEDULE 2 - MILESTONES AND COMPLETION DATES

   MILESTONE                                          COMPLETION DATE             FAILURE
   ---------                                          ---------------             -------
1. Selection of Design Builder and Engineer           June 30, 2002               Illinois River Energy or
                                                                                  GreenWay may terminate

2. Preliminary Resolution of Construction Issues      July 1, 2002                Illinois River Energy or
                                                                                  GreenWay may terminate

3. Financial Close                                    January 2, 2003             Illinois River Energy or
                                                                                  GreenWay may terminate

SECTION 5 - INDEPENDENT CONTRACTOR. GreenWay is an independent contractor and nothing in this Agreement shall constitute or designate GreenWay or any of its employees or agents as employees or agents of Illinois River Energy.

SECTION 6 - CONFIDENTIALITY. Illinois River Energy agrees all services being provided in this Agreement are the work product of GreenWay and proprietary property of GreenWay. GreenWay agrees to license the use of the proprietary property to Illinois River Energy exclusively for Illinois River Energy's use for its development, construction and operation of its Morris, Illinois area ethanol production facility only. Illinois River Energy agrees it shall not disclose any proprietary property (information or work product) to third parties, including the media, without the third party executing a nondisclosure agreement attached as Exhibit A and first obtaining written permission from GreenWay. GreenWay agrees that financial and other information about the ethanol production project will be developed by Illinois River Energy and disclosed to GreenWay. GreenWay agrees that proprietary information of Illinois River Energy will only be used for purposes of Illinois River Energy's project and will not be disclosed to others without first obtaining written permission from Illinois River Energy. In the event Illinois River Energy or GreenWay violates the terms and spirit of this license and disclosure provision, Illinois River Energy and GreenWay agree they will be subject to an injunction and such other relief as allowed by law, including any damages caused to the other party and reimbursement to the other party for any attorney fees and costs incurred by the other party in enforcing this provision.

SECTION 7 - ENTIRE AGREEMENT/AMENDMENTS. This Agreement constitutes the entire Agreement between the parties hereto and sets forth the rights, duties, and obligations of each to the other as of this date. Any prior agreements, promises, negotiations, or representations not expressly set forth in this Agreement are of no force and effect. This Agreement may not be modified except in writing executed by both GreenWay and Illinois River Energy.

SECTION 8 - LEGAL ADVICE. Each Party agrees that it has relied on its own legal counsel or has had legal counsel available to them. The Parties agree they have not relied on any legal representations from the other party.

SECTION 9 - BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the Parties hereunder, and their respective representatives, distributees, successors and assigns.

SECTION 10. NOTICES. Any written notice or communications required or permitted by this Agreement, or by law, to be served on, given to, or delivered to either party hereto by the other party, shall be in writing, and shall be deemed duly served, given, or delivered when personally delivered to the party to whom it is addressed, or in lieu of such personal services, when deposited in the United States' mail, first-class postage prepaid, addressed to Illinois River Energy at:

        Illinois River Energy
        2380 Higgins Road
        Morris, Illinois  60450
        Attention: Doug Foss
or to GreenWay at:

        GreenWay Consulting, LLC
        74 South County Road 22
        Morris, Minnesota 56267
        Attention: Gerald Bachmeier

SECTION 11 - CONTROLLING LAW. This Agreement and the rights of the Parties hereunder, will be governed by, interpreted and enforced in accordance with the laws of the State of Minnesota.

SECTION 12 - DISPUTE/ARBITRATION. If any dispute arises out of or in connection with this Agreement, the obligations arising under it or the interpretation of its terms, the matter shall be referred to arbitration pursuant to the Commercial Rules of the American Arbitration Association and according to the following terms:

        (a) Either Illinois River Energy or GreenWay may initiate arbitration by giving written notice requesting arbitration to the other.

        (b) The parties shall select a single arbitrator by mutual agreement, but if they fail to select an arbitrator within ten (10) calendar days of the receipt of notice of arbitration, then each party shall within seven (7) business days thereafter, appoint their respective arbitrator and the two (2) arbitrators thus chosen shall together, within seven (7) business days of their appointment, select a third arbitrator and that three member panel shall arbitrate the dispute. In the event that the two arbitrators shall fail within seven (7) business days of their appointment to select a third arbitrator, then upon written request of either party, the third arbitrator shall be appointed by the American Arbitration Association. If a party shall fail to appoint an arbitrator as required the arbitrator appointed by the other party shall be the sole arbitrator. The arbitration shall be conducted in Minneapolis, Minnesota.

        (c) Within fifteen (15) business days of the appointment of the arbitrator or panel, as the case may be, each party shall state in writing its position concerning the dispute, supported by the reasons therefore, and deliver its position to the arbitrator(s) and the other party. If either party fails to submit its position in a timely manner, the position submitted by the other party shall be deemed correct, and the arbitration shall be deemed concluded. The parties shall then have ten (10) calendar days to respond to the position of the other party and deliver that response to the arbitrator(s). The arbitrator(s) shall, within thirty (30) calendar days thereafter, meet to consider the documents presented in order to make a determination by majority on the issues in dispute. Within fifteen (15) business days of the end of their meeting the arbitrator(s) shall present their award. The arbitrator(s) may award a party the right to terminate this Agreement if termination is a remedy specified herein for the claim which is the subject of the arbitration.

        (d) Each party in such arbitration shall bear one-half each of the expenses of the arbitrator(s), including their fees and costs, but each party shall bear their own expenses, including attorney's fees.

SECTION 13 - LIMITATION OF LIABILITY; INDEMNIFICATION.

        (a) GreenWay shall not be liable to Illinois River Energy, its affiliates and each of their respective partners, directors, officers, agents, consultants, employees and controlling persons (all such persons for purposes of this Section 13, an "Illinois River Energy Party" or the "Illinois River Energy Parties") for any losses, damages, expenses or liabilities (collectively, "Losses") suffered by an Illinois River Energy Party as a result of or relating to any act or omission of GreenWay, its affiliates or any of their respective partners, directors, officers, agents, consultants, employees and controlling persons (all such persons for purposes of this Section 13, a "GreenWay Party or the GreenWay Parties") in performing the services under this Agreement, except to the extent and only to the extent of any direct (as opposed to consequential or incidental) damages or Losses suffered by an Illinois River Energy Party which are caused proximately by (i) any acts of negligence or misrepresentations by a GreenWay Party; (ii) GreenWay's breach of any provision of this Agreement; (iii) any warranty, express or implied, or representation made by a GreenWay Party to any third party in connection with the project under development which is not authorized by Illinois River Energy; (iv) GreenWay's failure to meet its obligations to or perform any acts required under its agreements with its subcontractors, representatives or agents or any other third party; or (v) the relationship between GreenWay and any GreenWay Party. In addition to the foregoing limitation of liability, GreenWay's aggregate liability to the Illinois River Energy Parties under this Agreement shall be limited to and shall not exceed the amount of compensation earned by GreenWay hereunder plus any expenses paid to GreenWay hereunder. The foregoing limitations of liability shall not apply to GreenWay's indemnification of Illinois River Energy Parties against third party claims as provided under Section 13(c) hereof.

        (b) Illinois River Energy shall not be liable to any GreenWay Party for any Losses suffered by any GreenWay Party as a result of or relating to any act or omission of an Illinois River Energy Party in connection with this Agreement or the project under development, except to the extent and only to the extent of any direct (as opposed to consequential or incidental) damages or Losses suffered by any GreenWay Party which are caused proximately by (i) any acts of negligence or misrepresentations by an Illinois River Energy Party; (ii) Illinois River Energy's breach of any provision of this Agreement; (iii) any warranty, express or implied, or representation made by an Illinois River Energy Party to any third party in connection with the project under development which is not authorized by GreenWay; (iv) Illinois River Energy's failure to meet its obligations to or perform any acts required under its agreements with its subcontractors, representatives or agents or any other third party; or (v) the relationship between Illinois River Energy and any Illinois River Energy Party. In addition to the foregoing limitation of liability, Illinois River Energy's aggregate liability to the GreenWay Parties under this Agreement shall be limited to and shall not exceed the amount of compensation earned by GreenWay hereunder plus any expenses paid to GreenWay hereunder. This limitation of liability shall not apply to Illinois River Energy's indemnification of GreenWay Parties against third party claims as provided under Section 13(d) hereof.

        (c) GreenWay shall indemnify and hold harmless any Illinois River Energy Party from and against any and all claims, demands, suits, actions or proceedings, including any inquiry or investigation ("Claims") brought by third parties based primarily on or arising proximately from (i) any acts of negligence or misrepresentations by a GreenWay Party; (ii) GreenWay's breach of any provision of this Agreement; (iii) any warranty, express or implied, or representation made by a GreenWay Party to any third party in connection with the project under development which is not authorized by Illinois River Energy; (iv) GreenWay's failure to meet its obligations to or perform any acts required under its agreements with its subcontractors, representatives or agents or any other third party; or (v) the relationship between GreenWay and any GreenWay Party. This indemnity and hold harmless shall include indemnity against all Losses, including reasonable attorneys fees, incurred by the Illinois River Energy Party in connection with such Claim and the defense thereof, but shall exclude any consequential damages suffered by the Illinois River Energy Party as a result of any such Claim brought by a third party. Provided, further, that the indemnity afforded under this
               Section 13(c) shall not apply to any Claim or Losses actually paid pursuant to any insurance policy covering the Illinois River Energy Party.

        (d) Illinois River Energy shall indemnify and hold harmless any GreenWay Party from and against any and all claims, demands, suits, actions or proceedings, including any inquiry or investigation ("Claims") brought by third parties arising from or in connection with any act, omission, transaction or event contemplated by this Agreement. This indemnity and hold harmless shall include indemnity against all Losses, including reasonable attorneys fees, incurred by the GreenWay Party in connection with such Claim and the defense thereof, but shall exclude any consequential damages suffered by the GreenWay Party as a result of any such Claim brought by a third party. Provided, further, that the indemnity afforded under this Section 13(d) shall not apply to any Claim or Losses based primarily on or arising proximately from (i) any acts of negligence or misrepresentations by a GreenWay Party; (ii) GreenWay's breach of any provision of this Agreement; (iii) any warranty, express or implied, or representation made by a GreenWay Party to any third party in connection with the project under development which is not authorized by Illinois River Energy; (iv) GreenWay's failure to meet its obligations to or perform any acts required under its agreements with its subcontractors, representatives or agents or any other third party; (v) the relationship between GreenWay and any GreenWay

               Party; or (vi) actually paid pursuant to any insurance policy covering the GreenWay Party.

        (e)    The obligations of GreenWay and Illinois River Energy under this
               Section 13 shall survive any termination of this Agreement. In the event of any fundamental change involving the corporate structure of either party, the obligations of the re-structuring party under this Agreement shall, if not assumed by operation of law, be assumed by contract by the acquiring entity or arrangements made to protect the interests of the non-restructuring party hereto reasonably satisfactory to such non-restructuring party.

        (f) In no event shall any GreenWay Party other than GreenWay be liable or responsible to an Illinois River Energy Party for the debts, obligations or liabilities of GreenWay to such party under this Agreement. In no event shall any Illinois River Energy Party other than Illinois River Energy be liable or responsible to a GreenWay Party for the debts, obligations or liabilities of Illinois River Energy to such party under this Agreement.

        IN WITNESS HEREOF, the parties have executed this Agreement on the date first above written. By the signature of its representative(s) below, each party affirms that it has taken all necessary action to authorize said representative(s) to execute this Agreement.

EACH PARTY AGREES IT HAS READ AND UNDERSTANDS ALL THE TERMS OF THIS AGREEMENT.


ILLINOIS RIVER ENERGY


By:   /s/ Floyd Schultz                          By:   /s/ Gregory Marshall
    --------------------------------                 ---------------------------

Its:  President                                  Its:  Secretary
     -------------------------------                  --------------------------


GREENWAY CONSULTING, LLC


By:   /s/ Gerald Bachmeier
    -------------------------------

Its:  Chief Manager
     -------------------------------

                                    EXHIBIT A
                            NON-DISCLOSURE AGREEMENT
                           PROPRIETARY INFORMATION OF
               GREENWAY CONSULTING, LLC AND ILLINOIS RIVER ENERGY

        THIS NON-DISCLOSURE AGREEMENT ("Agreement") is made as of __________, 200___ between Illinois River Energy, a Delaware limited liability company ("Disclosing Party"), and _______________________, a _________________________
("Receiving Party").

PREAMBLE

               The Disclosing Party and the Receiving Party are currently involved in discussions concerning the development of an ethanol processing facility by Illinois River Energy (the "Transaction"). As a result of such discussions, the Receiving Party may have access to certain confidential information of the Disclosing Party and GreenWay Consulting, LLC ("GreenWay"). The Disclosing Party has entered into a nondisclosure agreement with GreenWay prohibiting disclosure of GreenWay confidential information, subject to the Receiving Party executing this Non-Disclosure Agreement. The Parties desire to enter into this Agreement in order to allow disclosure to the Receiving Party and prohibit disclosure of such information to any other party. Therefore, in consideration of the Receiving Party being given access to certain confidential information of the Disclosing Party and in exchange for the mutual covenant and promises contained herein, with the intent to be legally bound, the Parties agree as follows:

AGREEMENT

1.      CONFIDENTIAL INFORMATION.

        (a) As used in this Agreement, the "Confidential Information" of the Disclosing Party shall mean all information concerning or related to the business, operations, financial condition or prospects of the Disclosing Party or any of their respective Affiliates, regardless of the form in which such information appears and whether or not such information has been reduced to a tangible form, and shall specifically include (1) all information regarding the officers, directors, employees, equity holders, customers, suppliers, distributors, insurers, reinsurers, brokers, independent contractors, sales representatives and licensees of the Disclosing Party and their respective Affiliates, in each case whether present or prospective, (2) all inventions, discoveries, trade secrets, processes, techniques, methods, formulae, ideas and know-how of the Disclosing Party and their respective Affiliates, (3) all financial statements, audit reports, budgets and business plans or forecasts of the Disclosing Party and their respective Affiliates and (4) all information concerning or related to the Transaction; provided, that the Confidential Information of the Disclosing Party shall not include (x) information which is or becomes generally known to the public through no act or omission of the Receiving Party and (y) information which has been or hereafter is lawfully obtained by the Receiving Party from a source other than the Disclosing Party (or any of their respective Affiliates or their respective officers, directors, employees, equity holders or agents) so long as, in the case of information obtained from a third party, such third party was or is not, directly or indirectly, subject to an obligation of confidentiality owed to the Disclosing Party or any of their Affiliates at the time such Confidential Information was or is disclosed to the Receiving Party. As used in this Paragraph, an "Affiliate" of a Disclosing Party shall mean an entity which controls, is controlled by or is under common control of a Disclosing Party, and the term "control" shall mean, with respect to any entity, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities, by contract or otherwise.

2. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Except as otherwise permitted by Section 3, the Receiving Party agrees that it will not, without the prior written consent of the Disclosing Party, disclose or use for its own benefit, or that of any third party, any Confidential Information.

3. PERMITTED DISCLOSURES. Notwithstanding Section 2, Receiving Party shall be permitted to:

        (a) disclose Confidential Information to its officers, employees and counsel, but only to the extent reasonably necessary in order for such party to prepare, conduct and execute and deliver definitive documents for the Transaction; provided that Receiving Party shall take all such action as shall be necessary or desirable in order to ensure that each of such persons maintains the confidentiality of any Confidential Information that is so disclosed; and

        (b) disclose Confidential Information to the extent, but only to the extent, required by law; provided, that prior to making any disclosure pursuant to this subsection, the Receiving Party shall notify the Disclosing Party of the same, and the Disclosing Party shall have the right to participate with the Receiving Party in determining the amount and type of Confidential Information of the Disclosing Party, if any, which must be disclosed in order to comply with applicable law.

4. RETURN OF CONFIDENTIAL INFORMATION. If activity in respect of the Transaction shall cease without the Transaction being consummated, then, promptly after the written request of the Disclosing Party, the Receiving Party shall return to the Disclosing Party all Confidential Information which is in tangible form and which is then in its possession (or in the possession of any of its officers, directors or employees).

5.      TERM. This Agreement shall continue indefinitely.

6. EQUITABLE RELIEF. The Receiving Party acknowledges and agrees that the Disclosing Party and GreenWay would be irreparably damaged in the event that any of the provisions of this Agreement are not performed by the Receiving Party in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that the Disclosing Party or GreenWay shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Receiving Party and shall have the right to specifically enforce this Agreement and the terms and provisions hereof against the Receiving Party in addition to any other remedy to which the Disclosing Party or GreenWay may be entitled in law or equity.

7. GOVERNING LAW. This Agreement shall be a contract under the State of Minnesota and for all purposes shall be governed by and construed and enforced in accordance with the laws of Minnesota, excluding any choice of law provisions.

8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of each of the Parties and their respective successors and permitted assigns.

9. NO ASSIGNMENT OR DELEGATION. Any assignment, delegation or attempted assignment or delegation of the rights or responsibilities established under this Agreement shall be null and void without the prior written duly executed consent by the Party charged.

10. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held invalid in a court of law, the remaining provisions shall be construed as if the invalid provision were not included in this Agreement.

11. AMENDMENT OF AGREEMENT. This Agreement may only be amended or modified through a written duly executed instrument by the Parties hereto. Any attempted oral amendment or modification is ineffective and therefore null and void.

12. NO IMPLIED WAIVER OF PROVISIONS. Either Parties' failure to insist in any one or more instances upon strict performance by the other party of any of the terms of this Agreement shall not be construed as a waiver of any continuing or subsequent failure to perform or a delay in performance of any term hereof.

13. NOTICES. Any notice required by this Agreement or given in connection with this Agreement, shall be in writing, hand delivered or sent via registered or certified mail, and shall be given to the appropriate party:

        If to Receiving Party:
                                             ___________________________________
                                             ___________________________________
                                             ___________________________________
                                             ___________________________________

        If to Disclosing Party:
                                             Illinois River Energy
                                             2380 Higgins Road
                                             Morris, Illinois  60450

                 With a copy to:             GreenWay Consulting, LLC
                                             74 South County Road 22
                                             Morris, Minnesota  56267

14. ENTIRE AGREEMENT. This Agreement constitutes and contains the complete and final integrated agreement between the Parties regarding the subject matter herein. All prior negotiations, discussions and representations are merged into this Agreement. Each Party acknowledges that, except as expressly set forth herein, no representations of any kind or character have been made to it by any other party, or by any party's agents, representatives or attorneys, to induce the execution of this Agreement.

15. HEADINGS. Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

16. AUTHORITY TO ENTER AGREEMENT. The individuals signing this Agreement represent and guarantee each of them has the authority to bind their respective corporate entity or other principal.

17. COPIES OF AGREEMENT. A facsimile copy of this executed Agreement shall be deemed valid as if it were the original.

Executed as of the date first set forth above.


RECEIVING PARTY                             DISCLOSING PARTY

                                            Illinois River Energy
---------------------------------


By:                                         By:
   -----------------------------               ---------------------------------
Its:                                        Its:
    -----------------------------               --------------------------------


cc:     GreenWay Consulting, LLC